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                                                 SUBSIDIARIES OF REGISTRANT
                                                        EXHIBIT 21


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                                                                     Date and % of Voting
                                                                 Shares, Partnership Interests,
                                                   Year &          Voting Trust Certificates,
                Name & Address                   State Inc.          Capital Contributions         Description of Activity
                --------------                   ----------          --------------------          -----------------------
 Home Federal Savings Bank                          1934                   6/29/94              Federally Chartered Stock
 101 North Broadway                                  MN             HMN owns 100% of voting     Savings Bank
 Spring Valley, MN  55975                                                   shares

   Osterud Insurance Agency, Inc.                   1983               Bank owns 100%           Offers credit life and annuity
   101 North Broadway                                MN                                         products to the Bank's customers
   Spring Valley, MN 55975                                                                      and others

   MSL Financial Corporation                        1983               Bank owns 100%           Offered annuity products to
   101 North Broadway                                IA                                         Marshalltown Financial
   Spring Valley, MN 55975

 Security Finance Corporation                       1929                  12/29/95              Corporation invests in
 101 North Broadway                                  MN              HMN owns 100% of voting    securities and loans
 Spring Valley, MN  55975                                                  shares

 HMN Mortgage Services, Inc.                        1996                   7/08/96              Mortgage Banking/
 7101 Northland Circle, Suite 105                    MN               HMN owns 100% of          Brokerage Office
 Brooklyn Park, MN 55427                                                voting shares
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